Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statements of Valeant Pharmaceuticals International, Inc. (formerly Biovail Corporation) on Form S-3 (No. 333-170478), Form S-4 (No. 333-168254), and Form S-8 (Nos. 333-92229, 333-138697, 333-168629) of our report dated February 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Valeant Pharmaceuticals International, which appears in this Current Report on Form 8-K/A of Valeant Pharmaceuticals International, Inc., dated December 8, 2010.
/s/ PricewaterhouseCoopers LLP
Orange County, California
December 8, 2010

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